Cognigen Networks Reports FY2002 Financial Results

FY02 Revenue Up 64%, Net Loss Reduced by 85%,
4th Quarter FY02 Net Income Positive - Up 111% Over 4Q-FY01

SEATTLE,  August  19/PRNewswire/--  Cognigen Networks. Inc. (OTC Bulletin Board:
CGNW - news) Cognigen Networks today announced the audited financial results for the fiscal  year ended June 30,  2002.  In the 10-KSB  report that will be filed with the SEC,  the Seattle  based  Internet-enabled  marketer of  communications services and facilities based carrier,  will report FY02 revenue of $11,075,261, up 64% over  FY01.  The  company  recorded  a FY02 net  loss of  ($388,776),  or
($0.043)  per  share,  down 85% from  FY01.  EBITDA  (cash  flow) for FY02 was a negative  ($246,139),  an  improvement  of 81% over  FY01 .  Complete  financial reports will be available once the company files its 10-KSB Report with the SEC, and will accessible through Edgar On-Line and other Internet services.

Cognigen's  chairman and CEO, Darrell H. Hughes,  said, "We are gratified by our company's  overall  performance  in fiscal year 2002,  an  especially  difficult period for the telecommunications  industry. The telecommunications landscape is littered  with the  remains of once  successful  companies  whose  business  and financing strategies  ultimately failed.  Cognigen has, in spite of very adverse circumstances  prevailed  and improved  its  performance.  Our company  recorded fourth  quarter FY02,  revenue of $2,810,194  reflecting a 32% increase over the same  quarter in FY01.  Cognigen  realized  positive  net income of $74,481,  or
$0.0082 per share, for the fourth quarter FY02, a 111% improvement over the same quarter in FY01."

Mr. Hughes  continued,  "Against an industry wide  back-drop of ever  increasing competition and shrinking  margins,  Cognigen has pursued a successful  business model.  We have not only  maintained  but improved our levels of market share by being responsive, resourceful and reliable. The company's network of independent agents has grown to 230,000,  and everyday more of them are becoming  productive and better  trained.  We are not burdened by long term debt,  and our  operating style remains lean and  cost-effective.  The number of  proprietary  accounts we service  has been  increasing  at a steady  rate,  and the  introduction  of new
Cognigen branded services should further increase that owned customer base."

Mr. Hughes  concluded by stating,  "David G. Lucas,  Cognigen's  CFO, and I have attested with our  signatures to the complete  accuracy of all the financial and other  information  that wil be included in the 10-KSB  Report we will file with the  SEC.  Cognigen's  shareholders  and the  investing  public  can rely on the uncompromising accuracy,  integrity and high standards of professionalism of our certified public accountants at Ehrhardt, Keefe Steiner & Hottman."

About Cognigen

Seattle based Cognigen Networks, Inc., offers a wide range of telecommunications services  and  related  products  via  its  web  site,  HTTP://WWW.COGNIGEN.COM.
Cognigen's  robust  marketing  engine is fueled by  distribution  channels  that harness a dominant  Internet  presence and a corps of over  230,000  independent agents and several  affiliate  groups,  each with their own customized Web site.
This provides  Cognigen with both agent  initiated sales that are then fulfilled via the  Internet  as well as those  generated  directly  off its main web site.
Cognigen resells the services of industry leaders such as AT&T Wireless, Sprint,
Verizon,  Talk America, and Speakeasy.  The company also operates a wholly owned subsidiary, Cognigen Switching Technologies (CST), based in San Luis Obispo, CA.
CST is an FCC licensed international and interstate facilities based carrier and reseller.  Cognigen has sold,  on behalf of its vendors and for its own account, services and products to approximately 750,000 customer accounts worldwide.

The information herein contains forward-looking statements,  including,  without limitation,  statements relating to Cognigen Networks, Inc. and its wholly owned subsidiary,  Cognigen Switching Technologies, Inc. Although the company believes
that  the  expectations   reflected  in  the   forward-looking   statements  are
reasonable,  no assurance can be given that such  expectations  will prove to be correct.  The  forward-looking  statements  involve risks and uncertainties that affect the company's  business,  financial  condition and results of operations, including  without  limitation,  our  possible  inability  to obtain  additional financing,  lack of agent  growth,  the  possible  loss of key  personnel,  rate changes, fee policy or application changes,  technological changes and increased competition.  Many of these risks are beyond the company's control.  The company is not  entitled  to rely on the safe  harbor  provisions  of Section 27A of the
Securities Act of 1933, as amended,  or Section 2lE of the  Securities  Exchange
Act of 1934, as amended, when making forward- looking statements.